Theravance Reports Third Quarter 2013 Financial Results

Progression Towards Separation Into Two Companies; RELVAR(TM) ELLIPTA(TM) Approved in Japan; Positive Opinion Adopted by EMA's CHMP for RELVAR(TM) ELLIPTA(TM); Pulmonary-Allergy Drugs Advisory Committee to the U.S. Food and Drug Administration Recommended Approval of ANORO(TM) ELLIPTA(TM); Positive Results From Phase 2b Study of TD-4208; Reintroduction of VIBATIV(R) (telavancin) Into the U.S.

SOUTH SAN FRANCISCO, CA -- (Marketwired - October 24, 2013) - Theravance, Inc. (NASDAQ: THRX) (the "Company") reported today its financial results for the quarter ended September 30, 2013. Revenue for the third quarter of 2013 was $0.4 million. Net loss for the third quarter of 2013 was $47.0 million or $0.44 per diluted share. Cash and cash equivalents, short-term investments and marketable securities totaled $594.5 million as of September 30, 2013.

"We are very pleased to announce that GSK recently began shipping BREO™ ELLIPTA™ into the U.S. market," said Rick E Winningham, Chief Executive Officer. "Theravance is in a strong position as we look forward to other significant events prior to year-end: a potential decision on RELVAR™ ELLIPTA™ in the EU, a PDUFA goal date in December 2013 for ANORO™ ELLIPTA™ and results from a Phase 2 study of TD-9855 in ADHD. We are also very excited and working towards the successful completion of the separation of Theravance, Inc. into two companies, Theravance, Inc., A Royalty Management Company and Theravance Biopharma."

Corporate Development

Separation Strategy

In the second quarter of 2013, Theravance announced that its Board of Directors approved plans to separate its businesses into two independent publicly traded companies. One company, Theravance, Inc., A Royalty Management Company, will focus on managing all development and commercial responsibilities under the LABA collaboration with GSK and associated potential royalty revenues from RELVAR™ ELLIPTA™ or BREO™ ELLIPTA™, ANORO™ ELLIPTA™ and VI monotherapy, with the intention of providing a consistent return of capital to stockholders. The other company, Theravance Biopharma, Inc., will be a biopharmaceutical company focused on discovery, development and commercialization of small-molecule medicines in areas of significant unmet medical need. The result will be two independent, publicly traded companies with different business models enabling investors to align their investment philosophies with the strategic opportunities and financial objectives of the two independent companies. Activities related to the separation are continuing with the goal of completing it in late 2013 or early 2014. A Form 10 for Theravance Biopharma, Inc. has been filed with the Securities and Exchange Commission.

Program Highlights

Respiratory Programs with GlaxoSmithKline plc (GSK)

RELVAR™ ELLIPTA™ or BREO™ ELLIPTA™ (Fluticasone Furoate/Vilanterol, FF/VI)

In September 2013, the Japanese Ministry of Health, Labour and Welfare (MHLW) approved RELVAR™ ELLIPTA™ for the treatment of bronchial asthma (in cases where concurrent use of inhaled corticosteroid and long-acting inhaled beta2 agonist (LABA) is required). RELVAR™ ELLIPTA™ is not indicated for the treatment of chronic obstructive pulmonary disease (COPD) in Japan. RELVAR is a combination of the inhaled corticosteroid (ICS), fluticasone furoate "FF", and the LABA, vilanterol "VI". The MHLW has approved two doses of FF/VI - 100/25 mcg and 200/25 mcg. Both strengths will be administered once-daily using the ELLIPTA™, a new dry powder inhaler (DPI). Under the terms of the 2002 LABA collaboration agreement, Theravance made a milestone payment of $10 million (USD) to GlaxoSmithKline plc (GSK) following MHLW approval of RELVAR™ ELLIPTA™ in Japan. It is anticipated RELVAR™ ELLIPTA™ will be made available in Japan by GSK during the fourth quarter of 2013.

In addition, the European Medicines Agency's (EMA) Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending marketing authorization for FF/VI under the proposed brand name RELVAR™ ELLIPTA™ for:

Asthma: the regular treatment of asthma in adults and adolescents aged 12 years and older where use of a combination medicinal product (LABA and ICS) is appropriate:

  patients not adequately controlled with inhaled corticosteroids and 'as needed' inhaled short acting beta2-agonists

COPD: the symptomatic treatment of adults with COPD with a FEV1 < 70% predicted normal (post-bronchodilator) with an exacerbation history despite regular bronchodilator therapy

Two strengths of FF/VI are proposed for asthma (92/22 mcg and 184/22 mcg) and one strength is proposed for COPD (92/22 mcg). All strengths will be administered once-daily using the ELLIPTA™. The FF/VI doses of 92/22 mcg and 184/22 mcg are specified as the delivered doses (emitted from the inhaler). The lower strength is equivalent to the 100/25 mcg pre-dispensed doses (contained inside the inhaler) approved in the U.S. for COPD.

A CHMP positive opinion is one of the final steps before marketing authorization is granted by the European Commission, but does not always result in marketing authorization. A final decision by the European Commission is anticipated during the fourth quarter of 2013.

FF/VI 100/25 mcg was approved by the FDA for use in patients with COPD in May 2013 under the trade name BREO™ ELLIPTA™. It was also approved for the treatment of COPD by Health Canada in July 2013 under the same trade name. It is not indicated for the relief of acute bronchospasm or the treatment of asthma in the U.S. or Canada. BREO™ ELLIPTA™ 100/25 mcg will be made available in the U.S. during the fourth quarter of 2013.

Regulatory applications for FF/VI have been submitted in a number of other countries worldwide.

ANORO™ ELLIPTA™ (Umeclidinium Bromide/Vilanterol, UMEC/VI)

On September 10, 2013, the Pulmonary-Allergy Drugs Advisory Committee (PADAC) to the FDA recommended approval of UMEC/VI, 62.5/25 mcg dose, for the treatment of COPD. The FDA Advisory Committee provides non-binding recommendations for consideration by the FDA, with the final decision on approval made by the FDA. The Prescription Drug User Fee Act (PDUFA) goal date for UMEC/VI is December 18, 2013.

ANORO™ ELLIPTA™ is the proposed proprietary name for UMEC/VI, a combination of two investigational bronchodilator molecules -- umeclidinium, a long-acting muscarinic antagonist (LAMA) and VI, a LABA, administered using the ELLIPTA™ inhaler.

UMEC/VI is an investigational medicine, which is not currently approved anywhere in the world. UMEC/VI is under regulatory review by the FDA, European Medicines Agency and the Japanese Ministry of Health, Labour and Welfare. Regulatory submissions for UMEC/VI have also been submitted in a number of countries worldwide.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) - GSK961081

GSK961081 ('081) is an investigational, single molecule bifunctional bronchodilator with both muscarinic antagonist and beta2 receptor agonist activities. In July 2013, Theravance announced that GSK had initiated preclinical Phase 3-enabling studies with the combination '081/FF, supporting development as a once-daily medicine delivered in the ELLIPTA™ inhaler.

Bacterial Infections Program

VIBATIV® (telavancin)

In August 2013, Theravance reintroduced VIBATIV® (telavancin) into the U.S. VIBATIV® is approved in the U.S. for the treatment of adult patients with hospital-acquired and ventilator-associated bacterial pneumonia (HABP/VABP) caused by susceptible isolates of Staphylococcus aureus when alternative treatments are not suitable, and for the treatment of complicated skin and skin structure infections (cSSSI) caused by susceptible isolates of Gram-positive bacteria, including Staphylococcus aureus, both methicillin-susceptible (MSSA) and methicillin-resistant (MRSA) strains. VIBATIV®, discovered and developed by Theravance, is a bactericidal, once-daily, injectable lipoglycopeptide antibiotic with a dual mechanism of action whereby telavancin both inhibits bacterial cell wall synthesis and disrupts bacterial cell membrane function.

Central Nervous System (CNS)/Pain Programs

Norepinephrine and Serotonin Reuptake Inhibitor - TD-9855

TD-9855 is an investigational norepinephrine and serotonin reuptake inhibitor for the treatment of central nervous system conditions such as Attention-Deficit/Hyperactivity Disorder (ADHD) and chronic pain. TD-9855 is being evaluated in an ongoing Phase 2 study in adult patients with ADHD and in an ongoing Phase 2 study in patients with fibromyalgia. Both studies are progressing and results from the Phase 2 study in ADHD and fibromyalgia are anticipated to be reported late this year and during the first half of 2014, respectively.

Theravance Respiratory Program

Long-Acting Muscarinic Antagonist (LAMA) - TD-4208

In September 2013, Theravance announced positive topline results from a dose-ranging 7-day cross-over design Phase 2b study of TD-4208, an investigational LAMA, administered once-a-day as a nebulized aqueous solution in patients with moderate to severe COPD. All doses met the primary and secondary efficacy endpoints. The primary efficacy endpoint in this study was change from baseline in trough FEV1 (forced expiratory volume in one second) at the end of Day 7. TD-4208 demonstrated significant bronchodilation over 24 hours. All doses of TD-4208 were generally well tolerated in the study with rates of adverse events comparable to placebo.

Financial Results

Revenue

Revenue was $0.4 million for the third quarter of 2013 compared with $1.4 million for the same period in 2012, a decrease of $1.0 million. For the first nine months of 2013, revenue was $3.1 million, compared with $130.0 million for the same period in 2012. The decrease in the first nine months of 2013 was primarily due to the January 6, 2012 termination of the Company's global collaboration arrangement with Astellas Pharma Inc. for the development and commercialization of VIBATIV®, which resulted in the Company's recognition of all remaining deferred revenue under that agreement.

Research and Development

Research and development expense for the third quarter of 2013 increased to $33.4 million compared with $27.0 million for the same period in 2012. The increase in the third quarter of 2013 was primarily due to higher external R&D costs resulting from ongoing enrollment of Phase 2 clinical studies of TD-9855 in fibromyalgia and ADHD, a Phase 2b study of TD-4208 in COPD, as well as costs associated with the Company's preclinical and late-stage discovery programs in 2013. Total external research and development expense for the third quarter of 2013 was $14.5 million compared with $8.8 million for the same period in 2012. Total research and development stock-based compensation expense for the third quarter of 2013 was $4.2 million compared with $3.3 million for the same period in 2012.

Selling, General and Administrative

Selling, general and administrative expense for the third quarter of 2013 increased to $12.3 million from $7.8 million for the same period in 2012. The increase in the third quarter of 2013 was primarily due to an increase in external legal and accounting fees in connection with the Company's separation strategy. Total external expenses related to the proposed company separation were $3.9 million for the three months and $6.2 million for the nine months ended September 30, 2013. Total selling, general and administrative stock-based compensation expense for the third quarter of 2013 was $2.3 million compared with $2.6 million for the same period in 2012.

Cash and Cash Equivalents, Short-Term Investments and Marketable Securities

Cash and cash equivalents, short-term investments and marketable securities totaled $594.5 million as of September 30, 2013, an increase of $61.2 million during the third quarter. The increase was primarily due to net proceeds of $111.9 million received from the Company's private placement of common stock to an affiliate of GSK partially offset by the RELVAR™ ELLIPTA™ registrational milestone fee of $10.0 million paid to GSK and cash used in operations.

Conference Call and Webcast Information

As previously announced, Theravance has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting Theravance's web site at www.theravance.com. To listen to the live call via the internet, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on Theravance's web site for 30 days through November 23, 2013. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on October 31, 2013 by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and entering confirmation code 75203687.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance's key programs include: RELVAR™ ELLIPTA™ or BREO™ ELLIPTA™ (FF/VI), ANORO™ ELLIPTA™ (UMEC/VI) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit Theravance's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR™, BREO™, ANORO™ and ELLIPTA™ are trademarks of the GlaxoSmithKline group of companies. The use of the brand name ANORO™ is not approved by any regulatory authorities.

VIBATIV® is a registered trademark of Theravance, Inc.

BREO™ ELLIPTA™ Important Safety Information (U.S.)

BREO™ ELLIPTA™ is contraindicated in patients with severe hypersensitivity to milk proteins or who have demonstrated hypersensitivity to either fluticasone furoate, vilanterol, or any of the excipients.

BREO™ ELLIPTA™ should not be initiated in patients during rapidly deteriorating or potentially life-threatening episodes of COPD, or as rescue therapy for the treatment of acute episodes of bronchospasm, which should be treated with an inhaled, short-acting beta2-agonist.

BREO™ ELLIPTA™ should not be used more often than recommended, at higher doses than recommended, or in conjunction with other medications containing LABAs, as an overdose may result.

Oropharyngeal candidiasis has occurred in patients treated with BREO™ ELLIPTA™.

An increase in the incidence of pneumonia has been observed in subjects with COPD receiving the fluticasone furoate/vilanterol combination, including BREO™ ELLIPTA™ 100 mcg/25 mcg, in clinical trials. There was also an increased incidence of pneumonias resulting in hospitalization. In some incidences these pneumonia events were fatal.

Patients who use corticosteroids are at risk for potential worsening of existing tuberculosis; fungal, bacterial, viral, or parasitic infections; or ocular herpes simplex. A more serious or even fatal course of chickenpox or measles may occur in susceptible patients.

Particular care is needed for patients who have been transferred from systemically active corticosteroids to inhaled corticosteroids because deaths due to adrenal insufficiency have occurred in patients with asthma during and after transfer from systemic corticosteroids to less systemically available inhaled corticosteroids.

Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage of inhaled corticosteroids in susceptible individuals.

Caution should be exercised when considering the coadministration of BREO™ ELLIPTA™ with long-term ketoconazole and other known strong CYP3A4 inhibitors because increased systemic corticosteroid and cardiovascular adverse effects may occur.

Inhaled medicines can produce paradoxical bronchospasm, which may be life-threatening. Vilanterol, the LABA in BREO™ ELLIPTA™, can produce clinically significant cardiovascular effects in some patients. Decreases in bone mineral density have been observed with long-term administration of products containing inhaled corticosteroids, as have glaucoma, increased intraocular pressure, and cataracts.

The most common adverse reactions ( ≥ 3% and more common than in placebo) reported in two 6-month clinical trials with BREO™ ELLIPTA™ (and placebo) were nasopharyngitis, 9% (8%); upper respiratory tract infection, 7% (3%); headache, 7% (5%); and oral candidiasis, 5% (2%). In addition to the events reported in the 6-month studies, adverse reactions occurring in ≥ 3% of the subjects treated with BREO™ ELLIPTA™ in two 1-year studies included COPD, back pain, pneumonia, bronchitis, sinusitis, cough, oropharyngeal pain, arthralgia, hypertension, influenza, pharyngitis, diarrhea, peripheral edema, and pyrexia.

BREO™ ELLIPTA™ is not indicated for the relief of acute bronchospasm or the treatment of asthma. The safety and efficacy of BREO ELLIPTA in patients with asthma have not been established. Long-acting beta2-adrenergic agonists (LABAs), such as vilanterol, one of the active ingredients in BREO™ ELLIPTA™, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths in subjects receiving salmeterol. This finding with salmeterol is considered a class effect of all LABAs, including vilanterol.

Full US Prescribing Information, including BOXED WARNING and Medication Guide is available at us.gsk.com.

VIBATIV® Important Safety Information (U.S.)

Mortality
Patients with pre-existing moderate/severe renal impairment (CrCl ≤ 50 mL/min) who were treated with VIBATIV® for hospital-acquired bacterial pneumonia/ventilator-associated bacterial pneumonia had increased mortality observed versus vancomycin. Use of VIBATIV® in patients with pre-existing moderate/severe renal impairment (CrCl ≤ 50 mL/min) should be considered only when the anticipated benefit to the patient outweighs the potential risk.

Nephrotoxicity
New onset or worsening renal impairment occurred in patients who received VIBATIV®. Renal adverse events were more likely to occur in patients with baseline comorbidities known to predispose patients to kidney dysfunction and in patients who received concomitant medications known to affect kidney function.

Monitor renal function in all patients receiving VIBATIV® prior to initiation of treatment, during treatment, and at the end of therapy. If renal function decreases, the benefit of continuing VIBATIV® versus discontinuing and initiating therapy with an alternative agent should be assessed.

Fetal Risk
Women of childbearing potential should have a serum pregnancy test prior to administration of VIBATIV®. Avoid use of VIBATIV® during pregnancy unless the potential benefit to the patient outweighs the potential risk to the fetus. Adverse developmental outcomes observed in three animal species at clinically relevant doses raise concerns about potential adverse developmental outcomes in humans. If not already pregnant, women of childbearing potential should use effective contraception during VIBATIV® treatment.

Contraindication
VIBATIV® is contraindicated in patients with a known hypersensitivity to the drug.

Hypersensitivity Reactions
Serious and potentially fatal hypersensitivity reactions, including anaphylactic reactions, may occur after first or subsequent doses. VIBATIV® should be used with caution in patients with known hypersensitivity to vancomycin.

Geriatric Use
Telavancin is substantially excreted by the kidney, and the risk of adverse reactions may be greater in patients with impaired renal function. Because elderly patients are more likely to have decreased renal function, care should be taken in dose selection in this age group.

Infusion Related Reactions
VIBATIV® is a lipoglycopeptide antibacterial agent and should be administered over a period of 60 minutes to reduce the risk of infusion-related reactions. Rapid intravenous infusions of the glycopeptide class of antimicrobial agents can cause "Red-man Syndrome" like reactions including: flushing of the upper body, urticaria, pruritus, or rash.

QTc Prolongation
Caution is warranted when prescribing VIBATIV® to patients taking drugs known to prolong the QT interval. In a study involving healthy volunteers, VIBATIV® prolonged the QTc interval. Use of VIBATIV® should be avoided in patients with congenital long QT syndrome, known prolongation of the QTc interval, uncompensated heart failure, or severe left ventricular hypertrophy.

Most Common Adverse Reactions
The most common adverse reactions (greater than or equal to 10% of patients treated with VIBATIV®) were diarrhea, taste disturbance, nausea, vomiting, and foamy urine.

Full Prescribing Information, including Boxed Warning and Medication Guide in the U.S., is available at www.VIBATIV.com.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: plans for executing the separation of Theravance into two independent companies, the expected timing of the separation, expectations for the amount and estimated duration of the funding of Theravance Biopharma at the time of the separation, the strategies, plans and objectives of the two companies following the separation, expectations related to the staffing of the two companies, the timing, manner and amount of anticipated potential returns of capital to stockholders if the separation is consummated, the possible tax effects of the separation, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization, and the timing of seeking regulatory approval of product candidates. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: delays in preparing audited financial statements for Theravance Biopharma, difficulties in effecting the registration of Theravance Biopharma as a public company, failure to obtain necessary consents from third parties, changes in the development or operations of Theravance prior to the separation that could affect the plans for the separation or the cash available for the initial funding of the independent companies, delays encountered in obtaining, or the failure to obtain, the receipt of a private letter ruling from the Internal Revenue Service (should Theravance seek to effect the separation on a tax-free basis), the anticipated separation of Theravance into two independent companies or the intended return of capital to stockholders, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, Theravance's dependence on third parties to conduct Theravance's clinical studies, delays or failure to achieve regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products and risks associated with establishing distribution capabilities for telavancin with appropriate technical expertise and supporting infrastructure. Other risks affecting Theravance are described under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 1, 2013 and the risks discussed in Theravance's other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

(THRX-F)

                              THERAVANCE, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)
                                (unaudited)

                               Three Months Ended     Nine Months Ended
                                  September 30,         September 30,
                              --------------------  --------------------
                                 2013       2012       2013       2012
                              ---------  ---------  ---------  ---------

Revenue from collaborative
 arrangements                 $     439  $   1,430  $   3,110  $ 129,960

Operating expenses:
  Research and development
   (1)                           33,395     27,026     91,550     89,778
  Selling, general and
   administrative (1)            12,282      7,754     31,971     23,201
                              ---------  ---------  ---------  ---------
Total operating expenses         45,677     34,780    123,521    112,979
                              ---------  ---------  ---------  ---------

Income (loss) from operations   (45,238)   (33,350)  (120,411)    16,981

Other income (expense), net
 (2)                                (37)         -      6,734          -
Interest income                     192        158        567        304
Interest expense                 (1,902)    (1,500)    (7,662)    (4,503)
                              ---------  ---------  ---------  ---------
Net income (loss)             $ (46,985) $ (34,692) $(120,772) $  12,782
                              =========  =========  =========  =========

Net income (loss) per share:
Basic                         $   (0.44) $   (0.37) $   (1.20) $    0.14
                              =========  =========  =========  =========
Diluted                       $   (0.44) $   (0.37) $   (1.20) $    0.14 (3)
                              =========  =========  =========  =========
Weighted average shares:
Basic                           106,925     95,027    100,321     89,271
                              =========  =========  =========  =========
Diluted                         106,925     95,027    100,321     91,713
                              =========  =========  =========  =========

(1) Amounts include stock-based compensation expense for the three months and nine months ended September 30 as follows (in thousands)
    (unaudited):

                                   Three Months Ended    Nine Months Ended
                                     September 30,         September 30,
                                 --------------------- ---------------------
                                    2013       2012       2013       2012
                                 ---------- ---------- ---------- ----------
Research and development         $    4,191 $    3,259 $   12,496 $   10,329
Selling, general and
 administrative                       2,255      2,571      7,208      7,715
                                 ---------- ---------- ---------- ----------
Total stock-based compensation
 expense                         $    6,446 $    5,830 $   19,704 $   18,044
                                 ========== ========== ========== ==========

(2) For the three months ended September 30, 2013, amount is primarily due to third party expenses from the termination of the Company's royalty participation agreement with Elan Corporation, plc. For the nine months ended September 30, 2013, amount is primarily due to $8.2 million for cash received less third party expenses from the termination of the
    Company's royalty participation agreement with Elan Corporation, plc and a noncash charge of $1.4 million resulting from a decrease in the estimated fair value of the capped call instruments related to the
    Company's convertible subordinated notes issued in January 2013.

(3) In connection with the preparation of the Company's financial statements for the quarter ended September 30, 2013, the Company determined that its convertible subordinated notes were incorrectly included as dilutive securities using the "if-converted" method in the calculation of diluted earnings per share for the nine months ended September 30, 2012.
    Accordingly, the Company has corrected its calculation of diluted earnings per share for the nine months ended September 30, 2012 as presented herein to report diluted earnings per share of $0.14, which was previously reported in its quarterly report on Form 10-Q for the nine months ended September 30, 2012 as $0.18 per diluted share.

                              THERAVANCE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                 September 30,  December 31,
                                                      2013          2012
                                                 ------------- -------------
                                                  (unaudited)       (1)
                                                 ------------- -------------

Assets
  Cash, cash equivalents, short-term
   investments, and marketable securities        $     594,486 $     343,683
  Other current assets                                   7,150         5,130
  Inventories                                            9,038         7,514
  Property and equipment, net                            8,563         9,154
  Other assets                                          46,779         3,101
                                                 ------------- -------------
    Total assets                                 $     666,016 $     368,582
                                                 ============= =============

Liabilities and stockholders' equity
  Current liabilities (2)                        $      38,661 $      29,966
  Deferred revenue, non-current                          5,148         6,014
  Convertible subordinated notes                       287,500       172,500
  Other long-term liabilities                            4,658         5,074
  Stockholders' equity                                 330,049       155,028
                                                 ------------- -------------
    Total liabilities and stockholders' equity   $     666,016 $     368,582
                                                 ============= =============

(1) The condensed consolidated balance sheet amounts at December 31, 2012 are derived from audited consolidated financial statements.

(2) Amounts include current portion of deferred revenue of $9.6 million and
    $4.6 million as of September 30, 2013 and December 31, 2012, respectively.

Contact Information:

Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com